UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

VAIL RESORTS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 15, 2026, Vail Resorts, Inc. began providing the following comment in response to inquiries from journalists, including for an article published that day by the Denver Business Journal:
Over the past 16 months, our Board and management have taken decisive action to transform Vail Resorts, strengthen its performance, and position it for sustainable long-term value creation. We have enhanced our leadership team, revamped our marketing approach to celebrate what makes each of our mountains unique, and introduced new pass and lift ticket products and pricing strategies designed to broaden access. We’ve already seen early proof points, including record guest satisfaction scores last year, increased lift ticket market share, and outperformance versus the industry on pass sales for the upcoming season.
As we look to the future, our focus is on building on that progress through disciplined execution, especially with our recently launched Epic Experience strategy to drive the next chapter of growth for Vail Resorts by making every part of the mountain journey more seamless, personalized, and memorable.

About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts is a network of the best destination and close-to-home ski resorts in the world including Vail Mountain, Breckenridge, Park City Mountain, Whistler Blackcomb, Stowe, and 32 additional resorts across North America; Andermatt-Sedrun and Crans-Montana Mountain Resort in Switzerland; and Perisher, Hotham, and Falls Creek in Australia. We are passionate about providing an Experience of a Lifetime to our team members and guests, and our EpicPromise is to reach a zero net operating footprint by 2030, support our employees and communities, and broaden engagement in our sport. Our Company owns and/or manages a collection of elegant hotels under the RockResorts brand, a portfolio of vacation rentals, condominiums and branded hotels located in close proximity to our mountain destinations, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Retail operates retail and rental locations across North America. Learn more about our company at www.VailResorts.com, or discover our resorts and pass options at www.EpicPass.com.

Forward-Looking Statements
Certain statements discussed in this written communication, other than statements of historical information, are forward-looking statements within the meaning of federal securities laws, including statements regarding our expected growth through our Epic Experience strategy. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, risks related to a prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries and our business and results of operations; unfavorable weather conditions or the impact of natural disasters or other unexpected events; the willingness or ability of our guests to travel due to terrorism, the uncertainty of military conflicts or public health emergencies, and the cost and availability of travel options and changing consumer preferences or discretionary spending habits; the seasonality of our business combined with adverse events that may occur during our peak operating periods; and the other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as required by law, we undertake no obligation to update any forward-looking statements.

Important Information and Where to Find It
Vail Resorts, Inc. (“Vail Resorts”) expects to file a proxy statement and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (“SEC”) in connection with its 2026 annual meeting of stockholders (the “2026 Annual Meeting”) and its solicitation of proxies for Vail Resorts’ director nominees and for other matters to be voted on. Vail Resorts also may file other documents with the SEC regarding its solicitation of proxies for the 2026 Annual Meeting. SHAREHOLDERS OF VAIL RESORTS ARE URGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT VAIL RESORTS AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING. Shareholders will be able to obtain free copies of the proxy statement (when available) and other documents (including the WHITE proxy card) that will be filed by Vail Resorts with the SEC at http://www.sec.gov, the SEC’s website, from the investor relations section of Vail Resorts’ website (http://investors.vailresorts.com), or by emailing Connie Wang at InvestorRelations@vailresorts.com.

Participants in the Solicitation
Vail Resorts and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Vail Resorts in connection with the matters to be considered at the 2026 Annual Meeting. Information regarding Vail Resorts’ directors and executive officers is contained in Vail Resorts’ definitive proxy statement for its 2025 annual meeting of stockholders (the “2025 Annual Meeting”), which was filed with the SEC on October 30, 2025, including in the sections captioned “Proposal 1: Election of Directors,” “Beneficial Ownership of Vail Resorts Securities—Security Ownership of Directors and Executive Officers,” “Compensation Discussion and Analysis,” “Summary Compensation Table for Fiscal 2025,” “Director Compensation for Fiscal 2025” and “Proposal 3: Advisory Vote to Approve Executive Compensation.” To the extent the holdings of Vail Resorts securities by Vail Resorts directors and executive officers have changed since the amounts set forth in the proxy statement for its 2025 Annual Meeting, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Additionally, Connie Wang, Vice President, Investor Relations of the Company, may be deemed to be a participant in the solicitation. Ms. Wang’s direct and indirect interests in the Company’s securities consist of 1,251 unvested Restricted Share Units ("RSUs") of the Company. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials when they are filed with the SEC in connection with the 2026 Annual Meeting. You may obtain free copies of these documents using the sources indicated above.